Exhibit 99.1




Release Date:                                   For Further Information:
August 25, 2006                                 Edwin R. Maus, President/CEO
                                                (412) 487-7404, Ext. 303
                                                e-mail:  ermaus@laurelsb.com
                                                            or
                                                John A. Howard, Jr.
                                                Senior Vice President/CFO
                                                (412) 487-7404, Ext. 311
                                                e-mail:  jhoward@laurelsb.com


                      LAUREL CAPITAL GROUP ANNOUNCES
                     SHAREHOLDERS APPROVE MERGER WITH
                 FIRST COMMONWEALTH FINANCIAL CORPORATION

Allison Park, PA - August 25, 2006 - Laurel Capital Group, Inc. (NASDAQ: LARL) announced that shareholders of Laurel Capital earlier today approved the merger of Laurel Capital with and into First Commonwealth Financial Corporation. As previously announced, the merger with First Commonwealth is expected to be completed following the close of business on August 28, 2006.

Laurel Capital Group, Inc., headquartered in Allison Park, Pennsylvania, is the holding company of Laurel Savings Bank with total assets of $314.3 million, deposits of $258.8 million and shareholders' equity of $27.8 million at March 31, 2006. Laurel Savings Bank has eight full-service offices, including seven in Allegheny County and one in Butler County.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to the expected closing date of the merger. These statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results, including, without limitation, the satisfaction of all conditions to the merger, First Commonwealth's ability to successfully integrate Laurel Savings Bank into First Commonwealth Bank and to achieve the desired cost savings on a timely basis. Additional risks and uncertainties are detailed in Laurel Capital's filings with the Securities and Exchange Commission.